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[LETTERHEAD OF PEPPER HAMILTON LLP APPEARS HERE]


                              April 16, 1998




DA Consulting Group, Inc.
5847 San Felipe Road
Suite 3700
Houston, Texas  77057

          Re:  Registration Statement
               ----------------------

Ladies and Gentlemen:

     We have acted as counsel to DA Consulting Group, Inc., a Texas corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a registration statement (the "Registration Statement") of the Company on Form S-1 (No. 333-43989) under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the proposed issuance and sale of up to 2,400,000 shares of the Company's common stock, $0.01 par value per share ("Common Stock") to the public (collectively, the "Firm Securities"), as well as the issuance and sale to the public of up to an additional 360,000 shares of the Company's Common Stock (the "Option Securities"), to cover over-allotments. Of such amount, 1,742,586 shares are being offered by the Company (the "Company Shares") and 1,017,414 are being offered by certain shareholders of the Company (the "Selling Shareholder Shares" and together with the Company Shares, the "Shares").

     The opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the form of underwriting agreement, filed as Exhibit 1.1 to the Registration Statement (the "Underwriting Agreement"), to be entered into by and among the Company, William Blair & Company, L.L.C., Robert W. Baird & Co.

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DA Consulting Group, Inc.
Page 2
April 16, 1998

Incorporated and Pennsylvania Merchant Group Ltd and the Selling Shareholders (as defined in the Registration Statement); (iii) the Articles of Incorporation and Bylaws of the Company, as in effect on the date hereof; (iv) the form of the Amended and Restated Articles of Incorporation and Restated Bylaws of the Company, to become effective prior to the Registration Statement being declared effective by the Commission; (v) certain resolutions of the Board of Directors of the Company relating to, among other things, the issuance of the Shares; (vi) a specimen certificate representing the shares of Common Stock; and (vii) such other documents relating to the Company and the issuance of the Shares as we have deemed necessary or appropriate as a basis for the opinions set forth below.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others. In addition, we have assumed the conformity of the certificates representing the Shares to the form of the specimen thereof examined by us and the due execution and delivery of such certificates.


     Based upon and subject to the foregoing, we are of the opinion that:

     1. The Selling Shareholder Shares are legally issued, fully paid and non-assessable.

     2. The Company Shares, when issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, will be legally issued, fully paid and non-assessable.


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus filed as part of the Registration Statement. However, we do not admit that we
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DA Consulting Group, Inc.
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April 16, 1998

come within the categories of person whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

     This opinion is furnished by us, as your counsel, in connection with the filing of the Registration Statement and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission or relied upon by any other person.

                              Very truly yours,

                              PEPPER HAMILTON LLP


                                  /s/ BARRY M. ABELSON
                              By:_______________________
                                     A Partner